Consent of Independent Registered Public Accounting Firm

     We have issued our report dated November 12, 2004 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 341 as of September 30, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                    Grant Thornton LLP


Chicago, Illinois
January 24, 2005